Exhibit 32.2

Certification Statement of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1850, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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The  undersigned,  the Chief Financial  Officer of The Wilber  Corporation  (the
"Company"), hereby certifies that to his knowledge on the date hereof:

      (a) the Form 10-K of the Company for the Annual Period Ended December 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                        /s/ Joseph E. Sutaris
                                        -------------------------------------
                                        Joseph E. Sutaris
                                        Treasurer and Chief Financial Officer
                                        Date: March 18, 2005
                                              --------------

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Wilber Corporation and will be retained by The Wilber Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


                                                                            83-K